UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 15, 2000


                        Commission file number 001-12055



                       PARACELSUS HEALTHCARE CORPORATION
            (Exact name of registrant as specified in its charter)





                CALIFORNIA                                   95-3565943
     (State or other jurisdiction of                       (IRS Employer
      incorporation or organization)                     Identification No.)


                 515 W. Greens Road, Suite 500, Houston, Texas
                   (Address of principal executive offices)



      77067                                            (281) 774-5100
    (Zip Code)                                (Registrant's telephone number,
                                                  including area code)















ITEM 5.  OTHER EVENTS

         On February 15, 2000, Paracelsus Healthcare Corporation (the "Company") elected not to make the interest payment of approximately $16.3 million due on the Company's $325 million 10% Senior Subordinated Notes due 2006 (the "Notes"). The scheduled interest payment is subject to a 30-day grace period that will expire on March 16, 2000.

         The Company has retained the firm of Chase Securities Inc. as its financial advisor in connection with the exploration of alternatives with respect to Paracelsus' capital structure. The Company intends to engage in discussions with the holders of the Notes.

         On February 14, 2000, the Company issued a press release, a copy of which is included in Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

             Exhibit 99.1 Press Release dated February 14, 2000 issued by the Company.

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Paracelsus Healthcare Corporation
                                                 (Registrant)


Dated: February 15, 2000                By: /S/ LAWRENCE A. HUMPHREY
                                       ----------------------------------
                                             Lawrence A. Humphrey
                                            Executive Vice President,
                                          & Chief Financial Officer